CERTIFICATE OF RETIREMENT OF CLASS B COMMON STOCK OF VEEVA SYSTEMS INC. (A PUBLIC BENEFIT CORPORATION) Pursuant to Section 243(b) of the General Corporation Law of the State of Delaware, Veeva Systems Inc., a public benefit corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES as follows: 1. Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on June 25, 2021 (the “Certificate”) provides, among other things, that the total number of shares of capital stock that the Company shall have authority to issue is 1,000,000,000 shares, consisting of (i) 800,000,000 shares of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), (ii) 190,000,000 shares of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, par value $0.00001 per share. 2. All previously outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock pursuant to the provisions of Section (A)(8)(c) of Article FOURTH of the Certificate (the “Conversion”). 3. Section (A)(8)(c) of Article FOURTH of the Certificate provides that following the Conversion, the reissuance of shares of Class B Common Stock is prohibited. 4. The Board of Directors of the Company has adopted resolutions retiring 14,467,917 shares of Class B Common Stock, constituting all of the shares of Class B Common Stock that were issued but not outstanding following the Conversion. 5. Upon the effectiveness of this Certificate of Retirement, the Certificate shall be amended so as to (a) reduce the total number of authorized shares of capital stock of the Company by 14,467,917, such that the total number of authorized shares of the Company shall be 985,532,083, and (b) reduce the number of authorized shares of Class B Common Stock by 14,467,917, such that the number of authorized shares of Class B Common Stock shall be 175,532,083. [Remainder of page intentionally left blank]

2 IN WITNESS WHEREOF, Veeva Systems Inc. has caused this Certificate of Retirement to be executed, acknowledged, and filed by its duly authorized officer as of October 16, 2023. /s/ Josh Faddis Josh Faddis SVP, General Counsel